Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 23, 2012
FOR IMMEDIATE RELEASE

Washington Trust Announces Record Net Income and Diluted Earnings Per Share for First Quarter 2012

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2012 net income of $8.4 million, or 51 cents per diluted share, compared to fourth quarter 2011 net income of $7.8 million, or 47 cents per diluted share, and first quarter 2011 net income of $6.8 million, or 42 cents per diluted share. First quarter 2012 diluted earnings per share represented a 9% increase over the fourth quarter 2011 and a 21% increase over the first quarter of 2011. The returns on average equity and average assets for the first quarter of 2012 were 11.85% and 1.11%, respectively, compared to 10.04% and 0.94%, respectively, for the same period in 2011.

“Washington Trust posted solid first quarter results, with net income up 24 percent over a year ago,” stated Joseph J. MarcAurele, Washington Trust Chairman, President and Chief Executive Office. “We are pleased with our performance, as we’ve been able to strategically grow the Corporation, despite continued economic challenges.”

Selected financial highlights for the first quarter included:

•	Net interest margin increased to 3.27%, up five basis points from the fourth quarter of 2011, primarily due to reductions in the cost of time deposits and borrowings.

•
Mortgage banking revenues (net gains on loan sales and commissions on loans originated for others) reached an all time high at $3.1 million for the quarter. These results reflected continued origination volume growth in our residential mortgage lending offices.

•
Asset quality indicators showed noticeable improvement in the first quarter of 2012. The balances of nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession), loan delinquencies and troubled debt restructurings all declined from December 31, 2011 to March 31, 2012.

•	The loan loss provision charged to earnings in the first quarter of 2012 was $900 thousand, the lowest quarterly provision since the first quarter of 2008.

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Washington Trust
Page 2, April 23, 2012

•	Wealth management revenues were up 4% on a linked quarter basis. Wealth management assets under administration amounted to $4.2 billion at March 31, 2012.

Net Interest Income
Net interest income increased by 2% from the fourth quarter of 2011 due to the continued reduction in wholesale funding and time deposit costs. Compared to the first quarter of 2011, net interest income rose by $2.1 million, or 10%, reflecting the benefit of lower funding costs as well as a 7% increase in average loan balances. The net interest margin for the first quarter of 2012 was 3.27%, compared to 3.22% for the fourth quarter of 2011 and 3.16% for the first quarter of 2011.

Noninterest Income
Mortgage banking revenues, fueled by continued strong mortgage origination activity, totaled $3.1 million, up by $162 thousand from the previous quarter and up by $2.6 million from the first quarter of 2011. Washington Trust currently operates four mortgage lending offices in addition to its full-service branch locations.

Wealth management revenues for the first quarter of 2012 were $7.2 million, an increase of $260 thousand on a linked quarter basis and $105 thousand compared to the first quarter of 2011. Wealth management assets under administration totaled $4.2 billion at March 31, 2012, up by $296.4 million, or 8%, from December 31, 2011.

First quarter 2012 noninterest income included other-than-temporary impairment ("OTTI") losses on investment securities of $209 thousand, compared to OTTI losses of $33 thousand recorded in the first quarter of 2011. There were no OTTI losses recorded in the previous quarter.

There were no net realized gains on sales of securities in the first quarter of 2012, compared to $501 thousand recorded in the fourth quarter of 2011 and net realized losses of $29 thousand recorded in the first quarter of 2011.

Noninterest Expenses
Noninterest expenses totaled $23.4 million for the first quarter of 2012. Fourth quarter 2011 noninterest expenses included a $990 thousand charitable contribution and debt prepayment charges of $473 thousand. Excluding the contribution and debt prepayment charges, noninterest expenses increased by $88 thousand from the fourth quarter of 2011. Compared to the first quarter of 2011, noninterest expenses increased by $2.7 million, including a $2.6 million increase in salaries and employee benefit costs. This increase reflected higher amounts of commissions paid to mortgage originators, higher staffing levels in support of mortgage origination and other business lines and higher defined benefit plan cost primarily due to a lower discount rate.

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Washington Trust
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Income tax expense amounted to $3.9 million for the first quarter of 2012, compared to $3.3 million for the fourth quarter of 2011 and $3.0 million for the first quarter of 2011. The effective tax rate for the first quarter of 2012 was 31.5%.

Asset Quality
Nonperforming assets decreased to $23.6 million, or 0.78% of total assets, at March 31, 2012, from $24.8 million, or 0.81% of total assets, at December 31, 2011. At March 31, 2012, total past due loans amounted to $21.1 million, or 0.98% of total loans, down by $5.2 million from December 31, 2011. Loans classified as troubled debt restructurings totaled $14.1 million at March 31, 2012, down by $5.5 million from the balance at December 31, 2011.

The loan loss provision charged to earnings amounted to $900 thousand for the first quarter of 2012, down by $100 thousand from the fourth quarter of 2011 and down by $600 thousand from the first quarter of 2011. Net charge-offs amounted to $657 thousand in the first quarter of 2012, as compared to net charge-offs of $839 thousand in the fourth quarter of 2011 and $974 thousand in the first quarter of 2011.

Loans
Total loans rose by $8.2 million in the first quarter of 2012, led by a $17.2 million increase in commercial real estate loans. Total loans are up by $125.7 million, or 6%, from March 31, 2011, including an 8% increase in total commercial loans.

Investment Securities
The investment securities portfolio amounted to $558.3 million at March 31, 2012, a decline of $35.1 million from the balance at December 31, 2011, primarily due to principal payments received on mortgage-backed securities. At March 31, 2012, the net unrealized gain position on investment securities was $18.2 million.

Deposits and Borrowings
Total deposits rose by approximately 1% in the first quarter of 2012 and amounted to $2.1 billion at March 31, 2012. In the last twelve months, total deposits grew by $96.7 million, or 5%. The mix of deposits also improved with total demand and NOW deposits representing 28% of total deposits at March 31, 2012, up from 25% a year earlier.

FHLBB advances totaled $504.9 million at March 31, 2012, down by $35.5 million from December 31, 2011. Other borrowings decreased $18.9 million during the quarter reflecting the maturity of securities sold under repurchase agreements.

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Washington Trust
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Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.22% at March 31, 2012, compared to 12.86% at December 31, 2011. Total shareholder's equity was $287.9 million at March 31, 2012, up by $6.6 million from the balance at December 31, 2011.

Dividends Declared
The Board of Directors declared a quarterly dividend of 23 cents per share for the quarter ended March 31, 2012. This represented a one cent per share increase over the quarterly rate paid throughout 2011. The dividend was paid on April 13, 2012 to shareholders of record on March 30, 2012.

Conference Call
Washington Trust will host a conference call on Monday, April 23, 2012 at 10:30 a.m. Eastern Time to discuss first quarter results and business outlook. This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com. Individuals may dial in to the call at 1-877-317-6789. The international dial-in number is 1-412-317-6789 and the Canada dial-in number is 1-866-605-3852. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call. To listen to a replay of the conference call, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The Conference Number for replay is 10012200. The replay will be available until 9:00 a.m. on May 4, 2012.

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Washington Trust
Page 5, April 23, 2012

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, eastern Massachusetts and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on the NASDAQ Global Select Market under the symbol “WASH.” Investor information is available on the Corporation's web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)

(Dollars in thousands, except par value)	Mar 31, 2012	Dec 31, 2011
Assets:
Cash and due from banks	$79,677	$82,238
Short-term investments	4,334	4,782
Mortgage loans held for sale, at fair value; amortized cost $16,099 in 2012 and $19,624 in 2011	16,583	20,340
Securities:
Available for sale, at fair value; amortized cost $491,145 in 2012 and $524,036 in 2011	508,812	541,253
Held to maturity, at cost; fair value $50,042 in 2012 and $52,499 in 2011	49,472	52,139
Total securities	558,284	593,392
Federal Home Loan Bank stock, at cost	40,418	42,008
Loans:
Commercial and other	1,139,400	1,124,628
Residential real estate	696,957	700,414
Consumer	319,002	322,117
Total loans	2,155,359	2,147,159
Less allowance for loan losses	30,045	29,802
Net loans	2,125,314	2,117,357
Premises and equipment, net	26,897	26,028
Investment in bank-owned life insurance	54,268	53,783
Goodwill	58,114	58,114
Identifiable intangible assets, net	6,714	6,901
Other assets	58,087	59,155
Total assets	$3,028,690	$3,064,098
Liabilities:
Deposits:
Demand deposits	$333,833	$339,809
NOW accounts	258,986	257,031
Money market accounts	400,396	406,777
Savings accounts	257,495	243,904
Time deposits	894,852	878,794
Total deposits	2,145,562	2,126,315
Federal Home Loan Bank advances	504,933	540,450
Junior subordinated debentures	32,991	32,991
Other borrowings	819	19,758
Other liabilities	56,450	63,233
Total liabilities	2,740,755	2,782,747
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued 16,354,155 shares in 2012 and 16,292,471 shares in 2011	1,022	1,018
Paid-in capital	89,484	88,030
Retained earnings	198,827	194,198
Accumulated other comprehensive loss	(1,398)	(1,895)
Total shareholders’ equity	287,935	281,351
Total liabilities and shareholders’ equity	$3,028,690	$3,064,098

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months
	Periods ended March 31,	2012	2011
	Interest income:
Interest and fees on loans		$25,363	$24,259
Interest on securities:	Taxable	4,377	4,773
	Nontaxable	693	769
	Dividends on corporate stock and Federal Home Loan Bank stock	77	67
	Other interest income	20	24
	Total interest income	30,530	29,892
	Interest expense:
	Deposits	3,434	4,202
	Federal Home Loan Bank advances	4,085	4,732
	Junior subordinated debentures	392	390
	Other interest expense	234	241
	Total interest expense	8,145	9,565
	Net interest income	22,385	20,327
	Provision for loan losses	900	1,500
	Net interest income after provision for loan losses	21,485	18,827
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,778	5,676
	Mutual fund fees	1,025	1,123
	Financial planning, commissions and other service fees	382	281
	Wealth management services	7,185	7,080
	Service charges on deposit accounts	759	932
	Merchant processing fees	1,988	1,944
	Card interchange fees	543	487
	Income from bank-owned life insurance	486	476
	Net gains on loan sales and commissions on loans originated for others	3,097	525
	Net realized losses on securities	—	(29)
	Net gains on interest rate swap contracts	28	76
	Equity in losses of unconsolidated subsidiaries	(37)	(144)
	Other income	392	383
	Noninterest income, excluding other-than-temporary impairment losses	14,441	11,730
	Total other-than-temporary impairment losses on securities	(85)	(54)
	Portion of loss recognized in other comprehensive income (before tax)	(124)	21
	Net impairment losses recognized in earnings	(209)	(33)
	Total noninterest income	14,232	11,697
	Noninterest expense:
	Salaries and employee benefits	14,460	11,828
	Net occupancy	1,526	1,321
	Equipment	1,107	1,049
	Merchant processing costs	1,663	1,669
	Outsourced services	920	872
	FDIC deposit insurance costs	458	723
	Legal, audit and professional fees	482	492
	Advertising and promotion	372	353
	Amortization of intangibles	187	238
	Foreclosed property costs	298	166
	Other expenses	1,926	2,029
	Total noninterest expense	23,399	20,740
	Income before income taxes	12,318	9,784
	Income tax expense	3,880	2,984
	Net income	$8,438	$6,800
	Weighted average common shares outstanding - basic	16,330	16,197
	Weighted average common shares outstanding - diluted	16,370	16,230
Per share information:	Basic earnings per common share	$0.51	$0.42
	Diluted earnings per common share	$0.51	$0.42
	Cash dividends declared per share	$0.23	$0.22

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Financial Data:
Total assets	$3,028,690	$3,064,098	$2,969,613	$2,936,306	$2,892,272
Total loans	2,155,359	2,147,159	2,087,759	2,057,152	2,029,637
Total securities	558,284	593,392	581,543	591,580	576,158
Total deposits	2,145,562	2,126,315	2,086,150	1,996,043	2,048,846
Total shareholders' equity	287,935	281,351	285,494	281,425	273,885
Net interest income	22,385	22,015	21,549	21,064	20,327
Provision for loan losses	900	1,000	1,000	1,200	1,500
Noninterest income, excluding OTTI losses	14,441	14,826	13,114	13,285	11,730
Net OTTI losses recognized in earnings	(209)	—	(158)	—	(33)
Noninterest expenses	23,399	24,774	22,595	22,264	20,740
Income tax expense	3,880	3,290	3,328	3,320	2,984
Net income	8,438	7,777	7,582	7,565	6,800

Share Data:
Basic earnings per common share	$0.51	$0.48	$0.46	$0.46	$0.42
Diluted earnings per common share	$0.51	$0.47	$0.46	$0.46	$0.42
Dividends declared per share	$0.23	$0.22	$0.22	$0.22	$0.22
Book value per share	$17.61	$17.27	$17.54	$17.30	$16.87
Tangible book value per share - Non-GAAP (1)	$13.64	$13.28	$13.53	$13.27	$12.82
Market value per share	$24.14	$23.86	$19.78	$22.97	$23.74

Shares outstanding at end of period	16,354.2	16,292.5	16,279.5	16,266.5	16,233.6
Weighted average common shares outstanding-basic	16,329.8	16,288.1	16,277.8	16,251.6	16,197.2
Weighted average common shares outstanding-diluted	16,370.2	16,326.5	16,293.7	16,284.3	16,229.8

Key Ratios:
Return on average assets	1.11%	1.04%	1.03%	1.04%	0.94%
Return on average tangible assets - Non-GAAP (1)	1.14%	1.07%	1.06%	1.07%	0.96%
Return on average equity	11.85%	10.89%	10.67%	10.83%	10.04%
Return on average tangible equity - Non-GAAP (1)	15.35%	14.10%	13.86%	14.16%	13.26%

Capital Ratios:
Tier 1 risk-based capital	11.96% (i)	11.61%	11.73%	11.72%	11.65%
Total risk-based capital	13.22% (i)	12.86%	12.99%	12.98%	12.92%
Tier 1 leverage ratio	8.75% (i)	8.70%	8.69%	8.61%	8.49%
Equity to assets	9.51%	9.18%	9.61%	9.58%	9.47%
Tangible equity to tangible assets - Non-GAAP (1)	7.53%	7.21%	7.58%	7.52%	7.36%
(i) - estimated

Wealth Management Assets under
Administration:
Balance at beginning of period	$3,900,061	$3,728,837	$4,148,433	$4,119,207	$3,967,207
Net investment appreciation (depreciation) & income	298,155	215,449	(374,961)	1,625	145,563
Net client cash flows	(1,769)	(36,815)	(44,635)	27,601	6,437
Other (2)	—	(7,410)	—	—	—
Balance at end of period	$4,196,447	$3,900,061	$3,728,837	$4,148,433	$4,119,207

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

(2)
Represents declassifications of largely low fee-paying assets from assets under administration due to a change in the scope and/or frequency of services provided by Washington Trust. The impact of this change on wealth management revenues was minimal.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial and other loans	5.13%	5.19%	5.22%	5.23%	5.28%
Residential real estate loans, including mortgage loans held for sale	4.51%	4.46%	4.58%	4.72%	4.79%
Consumer loans	3.89%	3.87%	3.90%	3.91%	3.93%
Total loans	4.74%	4.74%	4.80%	4.86%	4.91%
Cash, federal funds sold and other short-term investments	0.15%	0.19%	0.20%	0.15%	0.22%
FHLBB stock	0.50%	0.30%	0.26%	0.31%	0.31%
Taxable debt securities	3.62%	3.58%	3.78%	4.01%	3.93%
Nontaxable debt securities	5.92%	5.82%	5.82%	5.88%	5.95%
Corporate stocks	7.16%	5.89%	7.58%	7.50%	8.07%
Total securities	3.93%	3.88%	4.07%	4.28%	4.23%
Total interest-earning assets	4.43%	4.44%	4.53%	4.61%	4.61%
Liabilities:
NOW accounts	0.08%	0.10%	0.10%	0.10%	0.10%
Money market accounts	0.22%	0.24%	0.25%	0.25%	0.33%
Savings accounts	0.11%	0.12%	0.12%	0.12%	0.14%
Time deposits	1.41%	1.45%	1.48%	1.57%	1.61%
FHLBB advances	3.14%	3.44%	3.49%	3.80%	4.04%
Junior subordinated debentures	4.78%	4.73%	4.73%	4.77%	4.79%
Other	4.98%	4.59%	4.50%	4.48%	4.23%
Total interest-bearing liabilities	1.38%	1.45%	1.53%	1.61%	1.67%

Interest rate spread (taxable equivalent basis)	3.05%	2.99%	3.00%	3.00%	2.94%
Net interest margin (taxable equivalent basis)	3.27%	3.22%	3.22%	3.21%	3.16%

	At March 31, 2012
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,437	$3,182	$—	$32,619
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	339,934	19,290	—	359,224
States and political subdivisions	71,344	5,011	—	76,355
Trust preferred securities:
Individual name issuers	30,648	—	(7,476)	23,172
Collateralized debt obligations	4,047	—	(3,298)	749
Corporate bonds	13,880	784	(28)	14,636
Perpetual preferred stocks	1,855	202	—	2,057
Total securities available for sale	491,145	28,469	(10,802)	508,812
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	49,472	570	—	50,042
Total securities held to maturity	49,472	570	—	50,042
Total securities	$540,617	$29,039	($10,802)	$558,854

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Loans:
Commercial:	Mortgages	$642,012	$624,813	$573,355	$562,976	$551,069
	Construction & development	11,130	10,955	18,518	19,448	34,615
	Other	486,258	488,860	478,652	491,071	470,704
	Total commercial	1,139,400	1,124,628	1,070,525	1,073,495	1,056,388
Residential real estate:	Mortgages	675,249	678,582	674,242	644,210	636,916
	Homeowner construction	21,708	21,832	17,226	14,137	12,241
	Total residential real estate	696,957	700,414	691,468	658,347	649,157
Consumer:	Home equity lines	223,311	223,430	222,886	223,284	221,003
	Home equity loans	40,793	43,121	45,354	46,797	48,337
	Other	54,898	55,566	57,526	55,229	54,752
	Total consumer	319,002	322,117	325,766	325,310	324,092
	Total loans	$2,155,359	$2,147,159	$2,087,759	$2,057,152	$2,029,637

	At March 31, 2012
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$614,669	94.1%
New York, New Jersey, Pennsylvania	25,154	3.9%
New Hampshire	11,621	1.8%
Other	1,698	0.2%
Total commercial real estate loans (1)	$653,142	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At March 31, 2012
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$673,048	96.4%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,820	1.4%
Ohio	5,487	0.8%
Washington, Oregon	1,395	0.2%
Colorado, New Mexico	1,075	0.2%
Georgia	1,114	0.2%
New Hampshire	4,548	0.7%
Other	470	0.1%
Total residential mortgages	$696,957	100.0%

	Period End Balances At
(Dollars in thousands)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Deposits:
Demand deposits	$333,833	$339,809	$319,203	$261,016	$274,798
NOW accounts	258,986	257,031	242,372	236,162	228,502
Money market accounts	400,396	406,777	374,324	355,096	387,923
Savings accounts	257,495	243,904	239,356	227,014	223,599
Time deposits	894,852	878,794	910,895	916,755	934,024
Total deposits	$2,145,562	$2,126,315	$2,086,150	$1,996,043	$2,048,846

Out-of-market brokered certificates of deposits included in time deposits	$95,989	$90,073	$85,250	$85,659	$51,778
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,049,573	$2,036,242	$2,000,900	$1,910,384	$1,997,068

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$5,099	$5,709	$6,367	$7,476	$6,068
Commercial construction and development	—	—	—	—	—
Other commercial	4,200	3,708	2,745	3,152	4,445
Residential real estate mortgages	9,031	10,614	11,352	9,570	8,265
Consumer	1,069	1,206	1,126	780	601
Total nonaccrual loans	$19,399	$21,237	$21,590	$20,978	$19,379
Nonaccrual investment securities	750	887	796	934	752
Property acquired through foreclosure or repossession	3,478	2,647	2,201	2,189	2,163
Total nonperforming assets	$23,627	$24,771	$24,587	$24,101	$22,294

Total past due loans to total loans	0.98%	1.22%	1.05%	1.19%	1.34%
Nonperforming assets to total assets	0.78%	0.81%	0.83%	0.82%	0.77%
Nonaccrual loans to total loans	0.90%	0.99%	1.03%	1.02%	0.95%
Allowance for loan losses to nonaccrual loans	154.88%	140.33%	137.29%	139.92%	150.21%
Allowance for loan losses to total loans	1.39%	1.39%	1.42%	1.43%	1.43%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans
Commercial mortgages	$1,059	$6,389	$5,861	$6,552	$10,071
Other commercial	7,329	6,625	4,059	4,026	4,554
Residential real estate mortgages	935	1,481	1,158	2,279	2,724
Consumer	174	171	174	317	417
Accruing troubled debt restructured loans	9,497	14,666	11,252	13,174	17,766
Nonaccrual troubled debt restructured loans
Commercial mortgages	348	91	1,209	2,555	826
Other commercial	2,361	2,154	292	455	526
Residential real estate mortgages	1,904	2,615	2,686	2,303	1,785
Consumer	35	106	129	131	199
Nonaccrual troubled debt restructured loans	4,648	4,966	4,316	5,444	3,336
Total troubled debt restructured loans	$14,145	$19,632	$15,568	$18,618	$21,102

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Period End Balances At
(Dollars in thousands)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Past Due Loans:
Loans 30-59 Days Past Due
Commercial mortgages	$104	$1,621	$874	$1,507	$3,223
Other commercial loans	1,031	3,760	1,629	1,783	2,474
Residential real estate mortgages	4,468	3,969	2,145	3,355	2,986
Consumer loans	2,404	1,073	1,100	1,979	1,735
Loans 30-59 days past due	$8,007	$10,423	$5,748	$8,624	$10,418

Loans 60-89 Days Past Due
Commercial mortgages	$—	$315	$328	$1,013	$1,626
Other commercial loans	33	982	103	80	315
Residential real estate mortgages	488	1,505	206	992	1,345
Consumer loans	219	263	420	120	335
Loans 60-89 days past due	$740	$3,065	$1,057	$2,205	$3,621

Loans 90 Days or more Past Due
Commercial mortgages	$4,676	$4,995	$5,510	$5,553	$5,242
Other commercial loans	2,521	633	1,209	1,378	2,524
Residential real estate mortgages	4,843	6,283	7,826	6,549	5,165
Consumer loans	326	874	649	245	317
Loans 90 days or more past due	$12,366	$12,785	$15,194	$13,725	$13,248

Total Past Due Loans
Commercial mortgages	$4,780	$6,931	$6,712	$8,073	$10,091
Other commercial loans	3,585	5,375	2,941	3,241	5,313
Residential real estate mortgages	9,799	11,757	10,177	10,896	9,496
Consumer loans	2,949	2,210	2,169	2,344	2,387
Total past due loans	$21,113	$26,273	$21,999	$24,554	$27,287

Nonaccrual loans included in past due loans	$14,747	$17,588	$16,585	$16,705	$16,456

	For the Quarters Ended
(Dollars in thousands)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Allowance for Loan Losses:
Balance at beginning of period	$29,802	$29,641	$29,353	$29,109	$28,583
Provision charged to earnings	900	1,000	1,000	1,200	1,500
Charge-offs	(681)	(920)	(818)	(1,044)	(1,052)
Recoveries	24	81	106	88	78
Balance at end of period	$30,045	$29,802	$29,641	$29,353	$29,109

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$7	$249	$249	$122	$333
Other commercial	324	39	286	541	508
Residential real estate mortgages	224	273	100	146	118
Consumer	102	278	77	147	15
Total	$657	$839	$712	$956	$974

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended March 31,	2012			2011
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial and other loans	$1,121,684	$14,298	5.13%	$1,037,379	$13,505	5.28%
Residential real estate loans, including mortgage loans held for sale	720,706	8,075	4.51%	651,277	7,700	4.79%
Consumer loans	319,948	3,097	3.89%	324,046	3,144	3.93%
Total loans	2,162,338	25,470	4.74%	2,012,702	24,349	4.91%
Cash, federal funds sold and short-term investments	52,313	20	0.15%	43,945	24	0.22%
FHLBB stock	41,606	52	0.50%	42,008	32	0.31%

Taxable debt securities	486,448	4,377	3.62%	492,213	4,773	3.93%
Nontaxable debt securities	71,908	1,059	5.92%	79,452	1,166	5.95%
Corporate stocks	1,854	33	7.16%	2,513	50	8.07%
Total securities	560,210	5,469	3.93%	574,178	5,989	4.23%
Total interest-earning assets	2,816,467	31,011	4.43%	2,672,833	30,394	4.61%
Noninterest-earning assets	220,803			211,785
Total assets	$3,037,270			$2,884,618
Liabilities and Shareholders' Equity:
NOW accounts	$246,251	$46	0.08%	$224,977	$58	0.10%
Money market accounts	412,053	225	0.22%	399,312	323	0.33%
Savings accounts	248,853	70	0.11%	220,352	75	0.14%
Time deposits	885,344	3,093	1.41%	946,431	3,746	1.61%
FHLBB advances	523,766	4,085	3.14%	475,370	4,732	4.04%
Junior subordinated debentures	32,991	392	4.78%	32,991	390	4.79%
Other	18,903	234	4.98%	23,123	241	4.23%
Total interest-bearing liabilities	2,368,161	8,145	1.38%	2,322,556	9,565	1.67%
Demand deposits	331,224			249,503
Other liabilities	53,084			41,568
Shareholders' equity	284,801			270,991
Total liabilities and shareholders' equity	$3,037,270			$2,884,618
Net interest income (FTE)		$22,866			$20,829
Interest rate spread			3.05%			2.94%
Net interest margin			3.27%			3.16%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended March 31,	2012	2011
Commercial and other loans	$107	$90
Nontaxable debt securities	366	397
Corporate stocks	8	15
Total	$481	$502

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$287,935	$281,351	$285,494	$281,425	$273,885
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,714	6,901	7,147	7,377	7,614
Total tangible shareholders' equity at end of period	$223,107	$216,336	$220,233	$215,934	$208,157

Shares outstanding at end of period	16,354.2	16,292.5	16,279.5	16,266.5	16,233.6

Book value per share - GAAP	$17.61	$17.27	$17.54	$17.30	$16.87
Tangible book value per share - Non-GAAP	$13.64	$13.28	$13.53	$13.27	$12.82

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$223,107	$216,336	$220,233	$215,934	$208,157

Total assets at end of period	$3,028,690	$3,064,098	$2,969,613	$2,936,306	$2,892,272
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,714	6,901	7,147	7,377	7,614
Total tangible assets at end of period	$2,963,862	$2,999,083	$2,904,352	$2,870,815	$2,826,544

Equity to assets - GAAP	9.51%	9.18%	9.61%	9.58%	9.47%
Tangible equity to tangible assets - Non-GAAP	7.53%	7.21%	7.58%	7.52%	7.36%

Calculation of Return on Average Tangible Assets:
Net income	$8,438	$7,777	$7,582	$7,564	$6,800

Total average assets	$3,037,270	$2,983,648	$2,935,146	$2,904,086	$2,884,618
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,805	7,025	7,257	7,493	7,730
Total average tangible assets	$2,972,351	$2,918,509	$2,869,775	$2,838,479	$2,818,774

Return on average assets - GAAP	1.11%	1.04%	1.03%	1.04%	0.94%
Return on average tangible assets - Non-GAAP	1.14%	1.07%	1.06%	1.07%	0.96%

Calculation of Return on Average Tangible Equity:
Net income	$8,438	$7,777	$7,582	$7,564	$6,800

Total average shareholders' equity	$284,801	$285,707	$284,244	$279,281	$270,991
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,805	7,025	7,257	7,493	7,730
Total average tangible shareholders' equity	$219,882	$220,568	$218,873	$213,674	$205,147

Return on average shareholders' equity - GAAP	11.85%	10.89%	10.67%	10.83%	10.04%
Return on average tangible shareholders' equity - Non-GAAP	15.35%	14.10%	13.86%	14.16%	13.26%